Exhibit 99.1 – Press Release dated January 25, 2008 with respect to financial results

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, MN 55101-1361

(651) 224-2385

FAX (651) 224-2387

Website: www.gniop.com

GNI

(CUSIP NO. 391064102)

Date:    January 25, 2008

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

Fourth Quarter ended December 31:

	2007	2006
Revenues	$3,334,679	$5,323,296
Net Income	2,625,293	4,642,623
Basic & Diluted Earnings per Share	1.75	3.10

Year ended December 31:

	2007	2006
Revenues	$17,196,619	$17,554,681
Net Income	14,452,437	14,773,035
Basic & Diluted Earnings per Share	9.63	9.85

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota. Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/ Joseph S. Micallef

President of the Trustees

and Chief Executive Officer

-99.1-